John D. Milton, Jr.	     				904/355-1781, Ext. 258
Executive Vice President, Treasurer & CFO



FLORIDA ROCK INDUSTRIES, INC. ANNOUNCES RECORD SECOND QUARTER RESULTS

JACKSONVILLE, FLORIDA: APRIL 22, 2003 - FLORIDA ROCK INDUSTRIES, INC. (NYSE-FRK) today announced record net income of $16,300,000 or $.56 per diluted share for the second quarter of fiscal year 2003 ended March 31. This was an increase of 32% over the net income of $12,318,000 or $.43 per diluted share in the second quarter of fiscal year 2002.

Included in this quarter's net income were gains from the sale of two parcels of real estate no longer utilized in aggregates operations. The after tax gain from these two sales was $1,586,000.

Consolidated total sales for the quarter decreased 4.1% to $163,615,000 from $170,677,000 in fiscal year 2002 as both aggregates and concrete products segments experienced revenue declines.

The Company's cement segment showed the only revenue increase for the second quarter of 2003 with $14,837,000 of sales versus $13,722,000 in fiscal year 2002. The cement segment operating profit improved even more to $5,995,000 from $3,983,000 in fiscal 2002 as repairs and maintenance expenses declined and production at the cement plant improved.

While aggregates revenues, excluding freight, decreased by approximately $1,300,000 or 2.3%, aggregates operating profit was $14,383,000 versus $9,182,000 in fiscal year 2002. In addition to land sale gains of $2,448,000, lower costs drove the increased earnings, even in the face of higher fuel costs. Last year's second quarter included significant start up and shut down costs of $2,173,000 associated with one of our closed quarries and several of our newer aggregates facilities. By comparison, this year's second quarter included aggregate losses at those same facilities of only $695,000.

In the Company's concrete products segment, softening of demand in several markets contributed to a 4.3% decline in net sales to $112,702,000 from $117,748,000 with quarterly operating profits falling more significantly to $6,573,000 versus $10,086,000 in the comparable quarter of 2002. Higher fuel, maintenance and insurance costs and costs attributable to a concrete plant shutdown contributed to the lower operating profit.

Selling, general and administrative expenses increased to $19,194,000 from $18,841,000 in fiscal year 2002, an increase of $353,000. This increase, when compared to overall lower sales in fiscal year 2003, caused the SG&A percentage of net sales to rise to 11.7% from 11.0% in fiscal year 2002. Net interest expense for the second quarter was a positive $81,000 versus a negative $977,000 in fiscal year 2002 reflecting the Company's significantly lower outstanding debt and lower interest rates quarter over quarter.

For the six months ended March 31, 2003, consolidated total sales, decreased 6.1% to $327,861,000 from $349,290,000 in fiscal year 2002.
For the same period, gross profit decreased 5.1% to $77,657,000 from $81,681,000 in fiscal year 2002. Gross profit margin increased to 23.7% from 23.4%, primarily due to lower operating costs despite the higher year over year fuel expenses. Net income for the six months was $29,029,000 versus $28,562,000 in fiscal year 2002 because of the lower interest expense and higher property sales.

Commenting on the quarter's record results, President and CEO, John Baker, stated that "we are extremely proud and appreciative of the efforts of our people who have achieved these results in what has certainly been a difficult operating environment."

OUTLOOK. Strong home building continues to buoy up a very slow commercial construction scenario. Low interest rates remain the key to prolonging this strength. Road building is coming under the ax in many of the Company's markets, though the strong backlog of work let to contract in Florida should offset the weaker state spending in Virginia and Maryland for the balance of the fiscal year.

The Company also will host a conference call at 10:00 a.m. E.D.T. on Wednesday, April 23, 2003. Analysts, stockholders and other interested parties may access the teleconference live by calling 1-888-682-4386 (security code FLORIDA ROCK), or via the Internet through the Conference America, Inc. website at http://www.yourcall.com/real/players/frk042303.smil or via the Company's website at www.flarock.com. If using the Company's website, click on Investor Relations - Florida Rock Industries, Inc. Conference Stream. There will be a 30-40 minute delay until the archive is available following the conclusion of the conference call.

Florida Rock Industries, Inc. is one of the nation's leading producers of construction aggregates, a major provider of ready-mixed concrete and concrete products in the Southeastern and Mid-Atlantic States and a significant supplier of cement in Florida and Georgia.


Investors are cautioned that any statements in this press release which relate to the future are, by their nature, subject to risks and uncertainties that could cause actual results and events to differ materially from those indicated in such forward-looking statements. These include general business conditions, competitive factors, political, economic, regulatory and weather conditions, pricing, government spending levels on transportation projects, interest rate changes, energy and transportation costs and technological contingencies.
Additional information regarding these and other risk factors and uncertainties may be found in the Company's filings with the Securities and Exchange Commission

		FLORIDA ROCK INDUSTRIES, INC.
	  Summary of Consolidated Sales and Earnings
	(Amounts in thousands except per share amounts)

	FOR THE THREE AND SIX MONTHS ENDED MARCH  31

				THREE MONTHS ENDED                 SIX MONTHS ENDED

				2003          2002	           2003        2002
                                ____          ____                 ____        ____

Net Sales		    $160,367	    $167,187 		  $321,108    $341,149
Freight Revenues               3,248           3,490                 6,753       8,141
			    _________       _________             ________    ________

    Total Sales             $163,615	   $ 170,677              $327,861    $349,290

Gross Profit                $ 41,637       $  38,928              $ 77,657    $ 81,681
Income before taxes         $ 25,157       $  19,009              $ 44,283    $ 44,077
Net Income                  $ 16,300       $  12,318              $ 29,029    $ 28,562

Earnings per common share:
Basic                          $ .57           $ .43                 $1.01       $1.01

Diluted	                       $ .56           $ .43                 $1.00       $ .99

Weighted average shares outstanding:
Basic                         28,605          28,352                28,595      28,298
Diluted                       29,005          28,937                29,029      28,885


			FLORIDA ROCK INDUSTRIES, INC.
                             Balance Sheet Data
                            (Amounts in thousands)

						Mar 31,                             	Sept 30,
                                        	   2003                                     2002
                                                _______                                 ________
Cash and cash equivalents  	    	     $   10,598	                              $    3,845
Accounts receivable, net		 	 82,159				          82,919
Inventories				 	 34,780					  31,571
Other current assets			 	 10,311					   8,252
Property, plant and equipment, net		486,051					 490,734
Other non-current assets	        	120,761	  			         116,028
				     	    ____________			      ____________
	TOTAL ASSETS	              	      $ 744,660	                               $ 733,349


Current liabilities	              	      $  73,690	                               $  87,181
Long-term debt (excluding current maturities)    44,143	                                  43,695
Deferred income taxes				 61,432				          62,430
Other non-current liabilities		         30,768					  29,396
Shareholders equity	   			534,627	   				 510,647
					     ___________			       ___________
	TOTAL LIABILITIES AND
	SHAREHOLDERS EQUITY  		      $ 744,660                        	       $ 733,349


			FLORIDA ROCK INDUSTRIES, INC.
			    Business Segments
			  (Amounts in thousands)

The Company has identified its business segments as Aggregates, Concrete Products, Cement and Calcium Products. All of the company's operations are located in the Southeastern and Mid-Atlantic states and each is managed separately along product lines. Operating results for the Company's business segments are as follows:

					THREE MONTHS ENDED                    	SIX MONTHS ENDED
				            MARCH 31                                 March 31
			         	2003          2002                      2003         2002
                                        ____          ____                      ____         _____
Net sales, excluding freight
	Aggregates                  $  54,906  	  $  56,195                  $  109,760   $ 115,768
	Concrete products	      112,702       117,748                     223,716     239,329
	Cement and calcium	       14,837        13,722                      29,251      24,261
	Inter-segment sales	    ( 22,078)     ( 20,478)                   ( 41,619)   ( 38,209)
				    __________    __________		     ___________  __________
			            __________	  __________		     ___________  __________

Total Net Sales, excluding freight  $ 160,367     $ 167,187                  $  321,108   $ 341,149


Operating Profit
	Aggregates	           $   14,383    $    9,182                  $   26,054   $  22,556
	Concrete products	        6,573        10,086                      11,578      22,479
	Cement and calcium      	5,995         3,983                       9,325       4,803
	Corporate overhead	      (2,060)       (3,164)                    ( 3,423)     (4,725)
                                   ___________    __________                 ___________  __________

Total Operating profit	           $   24,891    $   20,087                  $   43,534   $  45,113
                                   __________    ___________                 ___________  __________
                                   __________    ___________                 ___________  __________
